UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

On January 8, 2021, FOMO CORP. issued a press release updating shareholders for achieving SEC reporting compliance, debt reduction, litigation settlement, online sales channels including Shopify and Alibaba, a growing sales funnel, an anticipated name change and ticker change to “FOMO CORP./FOMO” by FINRA, and a new company website @ www.fomoworldwide.com.

FOMO CORP. GETS SEC CURRENT AND PREPARES FOR ACCELERATING GROWTH

Chicago, IL, January 8, 2021 - FOMO CORP. (US OTC: ETFM) is pleased to report that the Company is now current with regard to its SEC reporting requirements as a 1934 Securities Exchange Act Company that is PCAOB audited (Public Company Accounting Oversight Board). In December 2020, management filed Forms 10-K (FY2019) and Forms 10-Q (quarters ended March 31, 2020; June 30, 2020; September 30, 2020) bringing the Company into compliance. The Company’s accountants and auditors are currently preparing the fourth quarter 2020 financials, which will include roughly six weeks of the Purge Virus, LLC (“PV”) acquisition completed October 19, 2020.

Through direct sales and channel partners, Purge Virus has generated a substantial pipeline in nursing homes, hospitality, K12 schools, native tribes, and across many institutions and government entities. To accelerate sales, PV is launching online sales using platform as a service (PaaS) provider Shopify (launched/live) and online B2B marketplace Alibaba (approved/launch underway). Together, these two online platforms support hundreds of billions of dollars of gross merchandise volume (GMV) generated by millions of businesses in the U.S. and abroad. FOMO acquisitions such as recently announced Independence LED Lighting, LLC (under LOI) and those being negotiated in smart lighting, wireless controls, Internet of Things (IoT) RaaS (robots as a service), and other areas will be reviewed for online distribution through these channels if consummated.

Said Vik Grover, CEO: “I want to thank our teammates and service providers for their hard work over the past few months which brought FOMO CORP. current. While the financials for 2019 and through September 2020 have no bearing on the future operations of the Company, they do illustrate the clean-up of an entity that was poorly capitalized and facing legal and share structure challenges. Today, debt that predated my tenure March 5, 2019 has been removed from the balance sheet through conversions into equity, with a nominal amount of loans expected to be written off as they cannot be confirmed. Additionally, a substantial lawsuit brought by a lender in 2019 has been settled, and the vast majority of shares required to address the 2017 loan have been issued. All told, these actions bring FOMO to the doorstep of a new chapter in balance sheet health setting the stage for growth as a clean/smart buildings solutions provider. Though the timing may be coincidental, our November 10, 2020 application for a name change and ticker change to “FOMO CORP./FOMO” is expected to be approved by FINRA over the near-term according to our advisors. Because we changed the legal name of the Company to FOMO CORP. with the Secretary of State of California in December 2019 and on the SEC’s EDGAR system in early 2020, I see no reason for this corporate action to be disallowed. Though there can be no guarantees on timing, I can assure you the name captures the spirit of what we want this Company to stand for – excitement for growth and for the future of our portfolio of investments.”

Looking ahead, given the new era for the Company, in the near future, management intends to release an investor deck, host an investor update call and schedule a shareholder meeting in a virtual or hybrid format. For further information, please contact investor relations after visiting FOMO’s new corporate website @ www.fomoworldwide.com.

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

CONTACT:

Wayman Baker, PhD

(630) 286-9560
IR@fomoworldwide.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: January 11, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer